Exhibit 21.1
Life Technologies Corporation Subsidiaries
All Subsidiaries are 100% owned by Life Technologies Corporation unless otherwise noted.*

U.S. Subsidiaries (jurisdiction of formation or incorporation)
AB Advanced Genetic Analysis Corporation (Delaware)
Ambion, Inc. (Delaware)
Applied Biosystems, LLC (Delaware)
Applied Biosystems International, Inc (Delaware)
Applied Biosystems Overseas Corporation (New York)
Applied Biosystems China, Inc. (Delaware)
Applied Biosystems Taiwan Corporation (Delaware)
Acoustic Cytometry Systems, Inc. (Delaware)
Boston Probes, Inc. (Delaware)
CellzDirect, Inc (Delaware)
Invitrogen Federal Systems, Inc. (Delaware)
Invitrogen Finance Corporation (Delaware)
Invitrogen Holdings Inc. (Delaware)
Invitrogen IP Holdings, Inc (Delaware)
Keystone Laboratories, Inc. (California)
Molecular Probes, Inc. (Oregon)
PE Korea Corporation (Delaware)
PerSeptive Biosystems, Inc. (Delaware)
Protometrix, Inc. (Delaware)
Quantum Dot Corporation (California)
Sentigen Holding Corp. (Delaware)
Visigen Biotechnologies, Inc. (Texas)

European Subsidiaries (jurisdiction of formation or incorporation)
AB Cooperatief UA (Netherlands)
Ambion Europe Ltd (UK)
Applied Biosystems BV (Netherlands)
Applied Biosystems Ltd (UK)
Applied Biosystems Austria GmbH (Germany)
Applied Biosystems Ceska Republika s.r.o. (Czeckoslovakia)
Applied Biosystems Cooperatief UA (Netherlands)
Applied Biosystems Deutschland GmbH (Germany)
Applied Biosystems Europe BV (Netherlands)
Applied Biosystems Finance BV (Netherlands)
Applied Biosystems Finland OY (Finland)
Applied Biosystems France SA (France)
Applied Biosystems Hispania SA (Spain)
Applied Biosystems Holdings Limited (England)
Applied Biosystems Magyarorszag Kft. (Hungary)
Applied Biosystems Manufacturing GmbH (Germany)
Applied Biosystems Polska Sp.zo.o. (Poland)
Bodensee Wohnstatten GmbH (Germany)
DNA Research Innovations Limited (England)
Dynal Biotech Ltd (Scotland)
Ethrog Biotechnology Ltd. (Israel)
Genomed GmbH (Germany)
Invitrogen AB (Sweden)
Invitrogen AG (Switzerland)
Invitrogen AS (Denmark)
Invitrogen B.V. (Netherlands)
Invitrogen Dynal AS (Norway)
Invitrogen Dynal Holding AS (Norway)
Invitrogen Limited (Scotland)

Invitrogen Europe Holdings Unlimited (Scotland)
Invitrogen Europe Limited (Scotland)
Invitrogen GmbH (Germany)
Invitrogen Holdings Limited (UK)
Invitrogen Norge AS (Norway)
Invitrogen S.A. (Spain)
Invitrogen S.A.R.L. (France)
Invitrogen S.r.l. (Italy)
Life Technologies B.V. (Netherlands)
Molecular Probes Europe BV (Netherlands)
N.V. Invitrogen S.A. (Belgium)
PE AG (Switzerland)
PE GB Ltd (England)
PE Manufacturing GmbH (Germany)
PE Stockholm AB (Sweden)
PE Sweden AB (Sweden)
PNA Diagnostics ApS (Denmark/inactive)
Thiade Holding BV (Netherlands)
ZAO PE Biosystems (Russia)

Asia-Pacific Subsidiaries (jurisdiction of formation or incorporation)
Applied Biosystems Pty Ltd. (Australia) (Australia)
Applied Biosystems Asia Pte Ltd (Singapore)
Applied Biosystems Hong Kong Ltd (Hong Kong)
Applied Biosystems Japan, Ltd (Japan)
Applied Biosystems Korea LLC (Korea)
Applied Biosystems Malaysia Sdn. Bhd. (Malaysia)
Applied Biosystems Thailand Limited (Thailand)
Applied Biosystems (Shanghai) Trading Company Ltd. (China)
Dynal Biotech Beijing Ltd. (China)
Invitrogen Australia Pty Limited (Australia)
Invitrogen Bioservices India Private Limited (India)
Invitrogen Hong Kong Limited (Hong Kong)
Invitrogen Japan KK (Japan)
Invitrogen New Zealand Limited (New Zealand)
Invitrogen Singapore Pte Limited (Singapore)
Invitrogen Taiwan Limited (Taiwan)
Invitrogen Trading (Shanghai) Co. Limited (China)
Nihon Dynal KK (60% ownership) (Japan)
Shanghai Invitrogen Biotechnology Co. Limited (China)

Americas (jurisdiction of formation or incorporation)
Applied Biosystems Canada (Canada)
Applied Biosystems Insurance Company Limited (Bermuda)
Applied Biosystems de Mexico S. de R.L. de C.V. (Mexico)
Applied Biosystems do Brasil Ltda (Brazil)
Applied Biosystems/MDS Sciex J.V. (Canada)
Invitrogen Argentina SA (Argentina)
Invitrogen Canada Inc. (Canada)
Invitrogen do Brazil Ltda (Brazil)
Kettlebrook Insurance Co. Ltd. (Bermuda)
PerSeptive Biosystems (Canada) Ltd (Canada)

Africa (jurisdiction of formation or incorporation)
Applera South Africa (Pty.) Limited (S. Africa)
Invitrogen Mauritius Ltd. (Mauritius)

*	Life Technologies Corporation and its direct and indirect subsidiaries conduct business under the Life Technologies name and variants thereof, and similarly subsidiaries may conduct business under their entity name or variants thereof.